EXECUTION COPY
EXHIBIT 10.4
INTERCREDITOR AGREEMENT
dated as of
March 29, 2007
among
STERLING CHEMICALS, INC.,
as Borrower,
and
Each of its Subsidiaries
Parties Hereto From Time to Time
The CIT Group/Business Credit, Inc.
as First Lien Collateral Agent
and
U. S. Bank National Association
as Second Lien Collateral Agent
THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN THE COLLATERAL DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENT AND INDENTURE REFERRED TO HEREIN.

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     INTERCREDITOR AGREEMENT dated as of March 29, 2007 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among Sterling Chemicals, Inc., a Delaware corporation (the “Company”), and each of its Subsidiaries, parties hereto from time to time (together with the Company, being hereafter collectively referred to as the “Borrowers”), The CIT Group/Business Credit, Inc. (“CIT”), as collateral agent for the First Lien Lenders (as defined below) (in such capacity, the “First Lien Collateral Agent”), and U. S. Bank National Association (“U.S. Bank”), as collateral agent for the Second Lien Lenders (as defined below) (in such capacity, the “Second Lien Collateral Agent”).
PRELIMINARY STATEMENT
     Reference is made to (a) the Amended and Restated Credit Agreement dated as of March 29, 2007 (as amended, restated, supplemented, otherwise modified or Refinanced from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time parties thereto (the “First Lien Lenders”), CIT, as Administrative Agent and First Lien Collateral Agent, (b) the First Lien Collateral Documents (such term and each other capitalized term used but not defined in this Preliminary Statement or the Recitals having the meaning given it in Article I), (c) the Indenture dated as of March 29, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture” and, together with the Credit Agreement, the “Financing Agreements”), among the Company, certain subsidiaries of the Company from time to time guarantors thereunder, and U. S. Bank, as indenture trustee (together with its successors and assigns in such capacity, the “Indenture Trustee”) and collateral agent on behalf of the holders from time to time of the Notes described below (collectively with the Indenture Trustee and such holders, the “Second Lien Lenders”) and (d) the Second Lien Collateral Documents.
RECITALS
          A. The First Lien Lenders have made and have agreed to make loans and other extensions of credit to the Borrowers pursuant to the Credit Agreement, upon, among other terms and conditions, the condition that the First Lien Obligations shall be secured by first-priority Liens on, and security interests in, all of the assets of any Grantor that is described in Annex I hereto (the “First Lien Collateral”).
          B. The Company has issued $150,000,000 aggregate principal amount of its 10 1/4% Senior Secured Notes due 2015 (together with any 10 1/4% Senior Secured Notes due 2015 issued in replacement or exchange therefor, collectively, the “Notes”) upon, among other terms and conditions, the condition that the Indenture Obligations shall be secured by Liens on, and security interests in, the Second Lien Collateral.
          C. The Financing Agreements require, among other things, that the parties thereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.

          Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
          SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
          “Agreement” shall have the meaning assigned to such term in the Preamble to this Agreement.
          “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.
          “Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.
          “Borrowers” shall have the meaning assigned to such term in the Preamble to this Agreement.
          “CIT” shall have the meaning assigned to such term in the Preamble to this Agreement
          “Collateral” shall mean, collectively, the First Lien Collateral and the Second Lien Collateral.
          “Collateral Agents” shall mean the First Lien Collateral Agent and the Second Lien Collateral Agent.
          “Collateral Documents” shall mean the First Lien Collateral Documents and the Second Lien Collateral Documents.
          “Company” shall have the meaning assigned to such term in the Preamble of this Agreement.
          “Credit Agreement” shall have the meaning assigned to such term in the Preliminary Statement of this Agreement.
          “DIP Financing” shall have the meaning assigned to such term in Section 6.01(a).
          “DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a).

          “Discharge of First Lien Obligations” shall mean, subject to Sections 7.02 and 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Loan Documents to the extent constituting First Lien Obligations, (b) payment in full of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into arrangements satisfactory to the First Lien Collateral Agent with respect to all letters of credit issued and outstanding under the Credit Agreement (it being understood and agreed that the cash collateralization of all such letters of credit with cash in an amount equal to 105% of the aggregate stated amount thereof shall be deemed an arrangement that is satisfactory to the First Lien Collateral Agent) and (d) termination or expiration of all commitments to lend and all obligations to issue letters of credit under the Credit Agreement.
          “Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.
          “Excess Claims” shall have the meaning assigned to such term in the definition of the term “First Lien Obligations”.
          “Financing Agreements” shall have the meaning assigned to such term in the Preliminary Statement of this Agreement.
          “First Lien Collateral” shall have the meaning assigned to such term in Recital A.
          “First Lien Collateral Agent” shall have the meaning assigned to such term in the Preamble to this Agreement.
          “First Lien Collateral Documents” shall mean the “Security Documents” as defined in the Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Lien are governed.
          “First Lien Lenders” shall have the meaning assigned to such term in the Preliminary Statement of this Agreement.
          “First Lien Loan Documents” shall mean the “Loan Documents” as defined in the Credit Agreement.
          “First Lien Obligations” shall mean the “Obligations” as defined in the Credit Agreement secured by the First Lien Collateral pursuant to the First Lien Collateral Documents; provided, that the aggregate principal amount (including, without limitation, for the avoidance of doubt, the undrawn and unreimbursed amount of any letter of credit) of all such “Obligations” that exceed the Maximum Priority Debt Amount shall not constitute First Lien Obligations but shall be deemed to constitute “Excess Claims”.

          “First Lien Required Lenders” shall mean the “Required Lenders” as defined in the Credit Agreement.
          “First Lien Secured Parties” shall mean, at any time, (a) the First Lien Lenders, (b) the First Lien Collateral Agent, (c) each other Person to whom any of the First Lien Obligations (including First Lien Obligations incurred in connection with any hedging agreement entered into with any First Lien Lender or any affiliate of such First Lien Lender and indemnification obligations) is owed and (d) the successors and assigns of each of the foregoing.
          “First-Priority Liens” shall mean all Liens on the First Lien Collateral to secure the First Lien Obligations, whether created under the First Lien Collateral Documents or acquired by possession, statute, operation of law, subrogation or otherwise.
          “Grantors” shall mean the Company and each Subsidiary that shall have created or purported to create any First-Priority Lien or Second-Priority Lien on all or any part of its assets to secure any First Lien Obligations or any Indenture Obligations.
          “Guarantors” shall mean, collectively, each Subsidiary that has guaranteed, or that may from time to time hereafter guarantee, the First Lien Obligations or the Indenture Obligations.
          “Indebtedness” shall mean and includes all obligations that constitute Indebtedness as defined in the Credit Agreement or the Indenture, as applicable.
          “Indenture” shall have the meaning assigned to such term in the Preliminary Statement of this Agreement.
          “Indenture Exclusive Collateral” shall mean all of the assets of any Grantor with respect to which a Lien is granted as security for any Indenture Obligations; provided that “Indenture Exclusive Collateral” shall not include any assets constituting Second Lien Collateral or any First Lien Collateral.
          “Indenture Exclusive Collateral Liens” shall mean all Liens on the Indenture Exclusive Collateral to secure the Indenture Obligations, whether created under the Second Lien Collateral Documents or acquired by possession, statute, operation of law, subrogation or otherwise.
          “Indenture Obligations” shall mean the “Obligations” (as defined in the Indenture) under the Second Lien Loan Documents that are secured by the Second Lien Collateral and Indenture Exclusive Collateral pursuant to the Second Lien Collateral Documents.
          “Indenture Trustee” shall have the meaning assigned to such term in the Preliminary Statement of this Agreement.
          “Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor, or (d) a general assignment for the benefit of creditors by any Grantor.
          “Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract. The term “Lien” shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of this Agreement, the Grantors shall be deemed to be the owners of any property which they have acquired or hold subject to a conditional sale agreement or other arrangements pursuant to which title to the property has been retained by or vested in some other Person for security purposes; provided, however, that the term “Lien” shall not include a trust or similar arrangement established for the purpose of defeasing any indebtedness pursuant to the terms evidencing or providing for the issuance of such indebtedness but only to the extent that such defeasance is permitted under this Agreement.
          “Loan Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.
          “Maximum Priority Debt Amount” means $55,000,000.
          “New First Lien Collateral Agent” shall have the meaning assigned to such term in Section 7.02.
          “New First Lien Loan Documents” shall have the meaning assigned to such term in Section 7.02.
          “New First Lien Obligations” shall have the meaning assigned to such term in Section 7.02.
          “Notes” shall have the meaning assigned to such term in Recital B.
          “Pledged or Controlled Collateral” shall have the meaning assigned to such term in Article V.
          “Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Refinancing Notice” shall have the meaning assigned to such term in Section 7.02.
          “Release” shall have the meaning assigned to such term in Section 3.04.
          “Second Lien Collateral” shall mean all of the assets of any Grantor that is described in Annex I hereto with respect to which a Lien is granted as security for any Indenture Obligations.

          “Second Lien Collateral Agent” shall have the meaning assigned to such term in the Preamble to this Agreement.
          “Second Lien Collateral Documents” shall mean the “Collateral Documents” as defined in the Indenture, and any agreement, pursuant to which a Lien is granted on Second Lien Collateral to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed.
          “Second Lien Lenders” shall have the meaning assigned to such term in the Preliminary Statement of this Agreement.
          “Second Lien Loan Documents” shall mean the Indenture and the Indenture Documents as defined therein.
          “Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).
          “Second Lien Required Lenders” shall mean, subject to Section 2.09 of the Indenture, the holders of the Notes who hold a majority in aggregate principal amount thereof.
          “Second Lien Secured Parties” shall mean, at any time, (a) the Second Lien Lenders, (b) the Second Lien Collateral Agent, (c) each other Person to whom any of the Indenture Obligations is owed and (d) the successors and assigns of each of the foregoing.
          “Second-Priority Liens” shall mean all Liens on the Second Lien Collateral to secure the Indenture Obligations, whether created under the Second Lien Collateral Documents or acquired by possession, statute, operation of law, subrogation or otherwise.
          “Secured Parties” shall mean the First Lien Secured Parties and the Second Lien Secured Parties.
          “Standstill Period” shall have the meaning assigned to such term in Section 3.02(a).
          “U.S. Bank” shall have the meaning assigned to such term in the Preamble to this Agreement
          “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.
          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to the Company or any other Grantor shall be construed to include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor, as the case may be, in any Insolvency or Liquidation Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
Lien Priorities
          SECTION 2.01. Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Second-Priority Lien or any First-Priority Lien, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Collateral Document or any other Loan Document or any other circumstance whatsoever, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Obligations has not occurred, (a) any First-Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second-Priority Liens and (b) any Second-Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First-Priority Liens. The First-Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second-Priority Liens for all purposes, whether or not any First-Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Company, any other Grantor or any other Person.
          SECTION 2.02. Prohibition on Contesting Liens. Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Second-Priority Lien (or Indenture Exclusive Collateral Lien) or any First-Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any other First Lien Secured Party to enforce this Agreement.
          SECTION 2.03. Indenture Exclusive Collateral. The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that neither it nor any of them shall request or accept the benefit of any Lien on any Indenture Exclusive Collateral to secure any Obligations under and as defined in the First Lien Loan Documents.

          SECTION 2.04. Limit on Second Liens. The parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the Second Lien Collateral Agent agrees to cooperate in good faith in order to determine, upon any reasonable request by the First Lien Collateral Agent, the specific assets included in the Second Lien Collateral, the steps taken to perfect the Second-Priority Liens thereon and the identity of the respective parties obligated under the Second Lien Loan Documents.
ARTICLE III
Enforcement of Rights; Matters Relating to Collateral
          SECTION 3.01. Exercise of Rights and Remedies. (a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the First Lien Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the First Lien Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent may file a proof of claim or statement of interest with respect to the Indenture Obligations, (ii) the Second Lien Collateral Agent may take any action to preserve or protect the validity and enforceability of the Second-Priority Liens (provided that no such action is, or could reasonably be expected to be, (A) adverse to the First-Priority Liens or the rights of the First Lien Collateral Agent or any other First Lien Secured Party to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of Second-Priority Liens provided in Section 3.04), (iii) the Second Lien Collateral Agent may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Second Lien Collateral or otherwise make any agreements or file any motions pertaining to the Indenture Obligations, in each case, to the extent not inconsistent with the terms of this Agreement, (iv) the Second Lien Collateral Agent may exercise rights and remedies as an unsecured creditor, as provided in Section 3.03, and (v) subject to Section 3.02(a), the Second Lien Collateral Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Second Lien Collateral after the termination of the Standstill Period (the actions described in this proviso being referred to herein as the “Second Lien Permitted Actions”). Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive a share of the proceeds of the Second Lien Collateral, if any, after the Discharge of First Lien Obligations has occurred and in accordance with the Second Lien Loan Documents and applicable law.

          (b) In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of First Lien Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. The First Lien Collateral Agent agrees to provide at least five Business Days’ prior written notice to the Second Lien Collateral Agent of its intention to foreclose upon or Dispose of any First Lien Collateral.
          (c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Collateral Document or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other First Lien Secured Parties with respect to the First Lien Collateral as set forth in this Agreement and the other First Lien Loan Documents.
          (d) Notwithstanding anything in this Agreement to the contrary, following the occurrence of an acceleration of any First Lien Obligations, the Second Lien Secured Parties may, at their sole expense and effort, upon irrevocable notice to the Company and the First Lien Collateral Agent, require the First Lien Secured Parties to transfer and assign to the Second Lien Secured Parties, without warranty or representation or recourse, all (but not less than all) of the First Lien Obligations; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (y) the Second Lien Secured Parties shall have paid to the First Lien Collateral Agent, for the account of the First Lien Secured Parties, in immediately available funds, an amount equal to 100% of the principal amount of the First Lien Obligations that constitute loans or advances plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (other than any fees that become due as a result of the prepayment of the loans and other advances under, or early termination of, the Credit Agreement (such fees are referred to hereinafter as “Termination Fees”)) plus all the other First Lien Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the Credit Agreement, an amount in cash equal to 105% thereof, and (ii) each interest rate hedging, cap, collar, swap or other similar agreements that evidence any First Lien Obligations, 100% of the aggregate amount of such First Lien Obligations, after giving effect to any netting arrangements, that the applicable Grantor would be required to pay if such interest rate hedging, cap, collar, swap or other similar agreements were terminated at such time). In order to effectuate the foregoing, the First Lien Collateral Agent shall calculate, upon the written request of the Second Lien Collateral Agent from time to time, the amount in cash that would be necessary so to purchase the First Lien Obligations. If the right set forth in this Section 3.01(d) is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten Business Days of the request set forth in the first sentence of this Section 3.01(d). If the Second Lien Secured Parties exercise the right set forth in this Section 3.01(d), it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent. Notwithstanding anything to the contrary herein, upon the consummation of such transfer and assignment, Termination Fees shall no longer constitute First Lien Obligations but shall instead be deemed to constitute Excess Claims.
          SECTION 3.02. No Interference. (a) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Lien Secured Parties:
          (i) except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Obligations has not occurred, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Second Lien Collateral Agent or any other Second Lien Secured Party is a party) or (B) commence or join with any Person (other than the First Lien Collateral Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action); provided, however, that the Second Lien Collateral Agent may enforce or exercise any or all such rights and remedies, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 180 days has elapsed since the date on which the Second Lien Collateral Agent has delivered to the First Lien Collateral Agent written notice of the acceleration of all or any portion of the Notes (the “Standstill Period”); provided further, however (A) that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Collateral Agent or any other First Lien Secured Party shall have commenced, and shall be diligently pursuing, the enforcement or exercise of any rights or remedies with respect to such Collateral or any such action or proceeding and (B) that after the expiration of the Standstill Period, so long as neither the First Lien Collateral Agent nor the First Lien Secured Parties have commenced any action to enforce the First-Priority Liens on any material portion of the Collateral, in the event that and for so long as the Second Lien Secured Parties (or the Second Lien Collateral Agent on their behalf) have commenced any actions to enforce the Second-Priority Liens with respect to any Collateral to the extent permitted hereunder and are diligently pursuing such actions, neither the First Lien Secured Parties nor the First Lien Collateral Agent shall take any action of a similar nature with respect to such Collateral; provided that all other provisions of this Intercreditor Agreement (including the turnover provisions of Article IV) are complied with;
          (ii) will not contest, protest or object to any foreclosure action or proceeding brought by the First Lien Collateral Agent or any other First Lien Secured Party, or any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Collateral under the First Lien Loan Documents or otherwise, so long as Second-Priority Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.01;

          (iii) subject to the rights of the Second Lien Secured Parties under clause (i) above, will not object to the forbearance by the First Lien Collateral Agent or any other First Lien Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Collateral;
          (iv) will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;
          (v) will not, except for Second Lien Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;
          (vi) will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Collateral Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Obligations or the First-Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and
          (vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Obligation or any First Lien Collateral Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.
          (b) The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Lien Secured Parties:
          (i) will not contest, protest or object to any foreclosure action or proceeding brought by the Second Lien Collateral Agent or any other Second Lien Secured Party, or any other enforcement or exercise by any Second Lien Secured Party of any rights or remedies relating to the Indenture Exclusive Collateral under the Second Lien Loan Documents or otherwise;

          (ii) will not object to the forbearance by the Second Lien Collateral Agent or any other Second Lien Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Indenture Exclusive Collateral;
          (iii) will not, so long as the Indenture Obligations have not been paid in full, take or receive any Indenture Exclusive Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Indenture Exclusive Collateral or in connection with any insurance policy award under a policy of insurance relating to any Indenture Exclusive Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Indenture Exclusive Collateral;
          (iv) will not, except in the course of taking any remedy or action against any First Lien Collateral (but, in any event, not against any Indenture Exclusive Collateral), take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the Second Lien Loan Documents, including any Disposition of any Indenture Exclusive Collateral, whether by foreclosure or otherwise;
          (v) will not object to the manner in which the Second Lien Collateral Agent or any other Second Lien Secured Party may seek to enforce or collect the Indenture Obligations or the Indenture Exclusive Collateral Liens, regardless of whether any action or failure to act by or on behalf of the Second Lien Collateral Agent or any other Second Lien Secured Party is, or could be, adverse to the interests of the First Lien Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Indenture Exclusive Collateral or any similar rights a junior secured creditor may have under applicable law; and
          (vi) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Indenture Obligation or any Second Lien Collateral Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.
          SECTION 3.03. Rights as Unsecured Creditors. Except to the extent it would contravene the express provisions hereof, the Second Lien Collateral Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Loan Documents and applicable law, enforce rights and exercise remedies against the Company and any Guarantor as unsecured creditors. Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Indenture so long as such receipt is not the direct or indirect result of the enforcement of, the exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) in respect of, or any enforcement in contravention of this Agreement of, any Second-Priority Lien.

          SECTION 3.04. Automatic Release of Second-Priority Liens. (a) If, in connection with (i) any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, releases any of the First-Priority Liens, (in each case, a “Release”), other than any such Release granted in connection with the Discharge of First Lien Obligations then, subject to Sections 3.04(b) and (c), the Second-Priority Liens on such Collateral shall be automatically, unconditionally and simultaneously released, and the Second Lien Collateral Agent shall, for itself and on behalf of the other Second Lien Secured Parties, promptly execute and deliver to the First Lien Collateral Agent and the relevant Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or the relevant Grantor may reasonably request to effectively confirm such Release.
          (b) Notwithstanding the foregoing, in the event that a Release is of all or substantially all of the First Lien Collateral, then such Release (other than a Release in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral permitted hereunder) shall require the consent of the Second Lien Collateral Agent.
          (c) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 3.04 and taking any action and executing any instrument that the First Lien Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 3.04 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.
          SECTION 3.05. Insurance and Condemnation Awards. (a) So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of First Lien Collateral under policies of insurance covering First Lien Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, in each case, in respect of First Lien Collateral, shall (a) first, prior to the Discharge of First Lien Obligations and subject to the rights of the Grantors under the First Lien Loan Documents, be paid to the First Lien Collateral Agent for the benefit of First Lien Secured Parties for application against the First Lien Obligations pursuant to the terms of the First Lien Loan Documents, (b) second, after the Discharge of First Lien Obligations and subject to the rights of the Grantors under the Second Lien Loan Documents, be paid to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties for application against the Indenture Obligations pursuant to the terms of the Second Lien Loan Documents, (c) third, if all Indenture Obligations have been paid in full in cash, be paid to the First Lien Collateral Agent for the benefit of First Lien Secured Parties for application against any Excess Claims pursuant to the terms of the First Lien Loan Documents and (d) fourth, if no Indenture Obligations are outstanding, be paid to the owner of the subject property, such other

Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, in each case, in respect of First Lien Collateral, it shall transfer and pay over such proceeds to the First Lien Collateral Agent in accordance with Section 4.02(a).
          (b) Subject to the terms of the Indenture, the Second Lien Collateral Agent and the other Second Lien Secured Parties shall have the exclusive right to settle and adjust claims in respect of Indenture Exclusive Collateral under policies of insurance covering Indenture Exclusive Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Indenture Exclusive Collateral. Subject to the terms of the Indenture, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, in each case, in respect of Indenture Exclusive Collateral, shall (a) first, prior to the payment in full in cash of all Indenture Obligations and subject to the rights of the Grantors under the Second Lien Loan Documents, be paid to the Second Lien Collateral Agent for the benefit of Second Lien Secured Parties for application against the Indenture Obligations pursuant to the terms of the Second Lien Loan Documents, and (b) second, if all Indenture Obligations have been paid in full in cash, be paid to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the First Lien Collateral Agent or any other First Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, in each case, in respect of Indenture Exclusive Collateral, it shall transfer and pay over such proceeds to the Second Lien Collateral Agent in accordance with Section 4.02(b).
ARTICLE IV
Payments
          SECTION 4.01. Application of Proceeds. Any Collateral or proceeds thereof received by any Secured Party or any Person that holds Excess Claims in connection with any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied as follows:
     first, to the payment of costs and expenses of the First Lien Collateral Agent or (subject to Section 3.02) the Second Lien Collateral Agent, as the case may be, in connection with such enforcement or exercise, second, after all such costs and expenses have been paid in full, to the payment of the First Lien Obligations, third, after all such costs and expenses have been paid in full and the Discharge of First Lien Obligations has occurred, to the payment of the Indenture Obligations,

     fourth, after all such costs and expenses have been paid in full, the Discharge of First Lien Obligations has occurred and all Indenture Obligations have been paid in full in cash, to the payment of any Excess Claims, and fifth, after all such costs and expenses have been paid in full, the Discharge of First Lien Obligations has occurred, all Indenture Obligations have been paid in full in cash and all Excess Claims have been paid in full in cash, any surplus Collateral or proceeds then remaining shall be returned to the applicable Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
          SECTION 4.02. Payment Over. (a) So long as the Discharge of First Lien Obligations has not occurred, any Collateral or any proceeds thereof, received by the Second Lien Collateral Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), in each case, in respect of any Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties for application against the First Lien Obligations in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.02(a) and taking any action and executing any instrument that the First Lien Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.02(a), which appointment is irrevocable and coupled with an interest.
     (b) Any Indenture Exclusive Collateral or any proceeds thereof (together with assets or proceeds subject to Liens referred to Section 2.03), received by the First Lien Collateral Agent or any other First Lien Secured Party in connection with any Disposition of, or collection on, such Indenture Exclusive Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Indenture Exclusive Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), in each case, in respect of any Indenture Exclusive Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith transferred or paid over to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties for application against the Indenture Obligations in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Indenture Obligations have been paid in full in cash, the First Lien Collateral Agent, for itself and on behalf of each other First Lien Secured Party, hereby appoints the Second Lien Collateral Agent, and any officer or agent of the Second Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each First Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.02(b) and taking any action and executing any instrument that the Second Lien Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.02(b), which appointment is irrevocable and coupled with an interest.

          SECTION 4.03. Certain Agreements with Respect to Unenforceable Collateral. (a) Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any First-Priority Lien of the First Lien Secured Parties encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent and the Second Lien Secured Parties agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of such First Lien Collateral or any proceeds thereof shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred. Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.03(a) and taking any action and executing any instrument that the First Lien Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.03(a), which appointment is irrevocable and coupled with an interest.
     (b) Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Indenture Exclusive Collateral Lien of the Second Lien Secured Parties encumbering any Indenture Exclusive Collateral is not enforceable for any reason, then the First Lien Collateral Agent and the First Lien Secured Parties agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of such Indenture Exclusive Collateral or any proceeds thereof shall be segregated and held in trust and forthwith paid over to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the First Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Indenture Obligations have been paid in full in cash. Until the Indenture Obligations have been paid in full in cash, the First Lien Collateral Agent, for itself and on behalf of each other First Lien Secured Party, hereby appoints the Second Lien Collateral Agent, and any officer or agent of the Second Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each First Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.03(b) and taking any action and executing any instrument that the Second Lien Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.03(b), which appointment is irrevocable and coupled with an interest.

ARTICLE V
Bailment and Sub-Agency for Perfection of Certain Security Interests
          (a) The First Lien Collateral Agent agrees that, if it shall at any time hold a First-Priority Lien on any Second Lien Collateral that can be perfected or the priority of which can be enhanced by the possession or control of such Second Lien Collateral or of any account in which such Second Lien Collateral is held, and if such Second Lien Collateral or any such account is in fact in the possession or under the control of the First Lien Collateral Agent, or of agents or bailees of the First Lien Collateral Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Lien Collateral Agent shall, solely for the purpose of perfecting the Second-Priority Liens granted under the Second Lien Loan Documents and subject to the terms and conditions of this Article V, also (i) hold and/or maintain control of such Pledged or Controlled Collateral as gratuitous bailee of and representative (as defined in Section 1-201(35) of the Uniform Commercial Code) for the Second Lien Collateral Agent, including for the benefit of the Second Lien Collateral Agent for purposes of Section 9-313 and 8-301 of the Uniform Commercial Code.
          (b) So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second-Priority Liens did not exist. The obligations and responsibilities of the First Lien Collateral Agent to the Second Lien Collateral Agent and the other Second Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as gratuitous bailee and representative (as defined in Section 1-201(35) of the Uniform Commercial Code) in accordance with this Article V. Without limiting the foregoing, the First Lien Collateral Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The First Lien Collateral Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Collateral Document or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Collateral Agent or any other Second Lien Secured Party.
          (c) Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if the Indenture Obligations are outstanding at such time, to the Second Lien Collateral Agent, and (ii) if no Indenture Obligations are outstanding at such time, to the applicable Grantor, in each case so as to allow such person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, the First Lien Collateral Agent agrees to take all actions in its power as shall be reasonably requested by the Second Lien Collateral Agent to permit the Second Lien Collateral Agent to obtain, for the benefit of the Second Lien Secured Parties, a first-priority security interest in the Pledged or Controlled Collateral.

ARTICLE VI
Insolvency or Liquidation Proceedings
          SECTION 6.01. Finance and Sale Matters. (a) Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Lien Secured Parties:
          (i) except to the extent permitted by paragraph (b) of this Section 6.01, will not oppose or object to the use of any First Lien Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;
          (ii) will not oppose or object to any post-petition financing, whether provided by the First Lien Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens on assets that constitute First Lien Collateral to secure any DIP Financing (“DIP Financing Liens”), unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First-Priority Liens, the Second Lien Collateral Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second-Priority Liens on assets constituting the Second Lien Collataral to the First-Priority Liens and the DIP Financing Liens thereon on the terms of this Agreement;
          (iii) except to the extent permitted by paragraph (b) of this Section 6.01, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens; and
          (iv) will not oppose or object to any Disposition of any First Lien Collateral free and clear of the Second-Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition.
          (b) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other person in contesting, (i) any request by the First Lien Collateral Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection in respect of any First Lien Obligations, by the First Lien Collateral Agent or any other First Lien Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, any First Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Lien Collateral Agent may, for itself and on behalf of the other Second Lien Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First-Priority Liens and DIP Financing Liens on the same basis as the other Second-Priority Liens are subordinated to the First-Priority Liens under this Agreement.
          (c) Notwithstanding the foregoing, the applicable provisions of Section 6.01(a) and (b) shall only be binding on the Second Lien Secured Parties with respect to any DIP Financing so long as (i) the principal amount of such DIP Financing, when taken together with the aggregate principal amount of the First Lien Obligations, does not exceed the Maximum Priority Debt Amount and (ii) such DIP Financing is not secured by any Indenture Exclusive Collateral.
          SECTION 6.02. Relief from the Automatic Stay. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Collateral Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second-Priority Lien.
          SECTION 6.03. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Indenture Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Indenture Obligations are secured by Liens upon some of the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
          SECTION 6.04. Post-Petition Interest. (a) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First-Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second-Priority Liens on the Collateral).
     (b) The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that the Second Lien Collateral Agent or any other Second Lien Secured Party may make a claim for allowance in any Insolvency or Liquidation Proceeding of Indenture Obligations consisting of post-petition interest, fees or expenses to the extent of the value of (i) the Second-Priority Liens (provided, however, that that if the First Lien Secured Parties shall have made any such claim, such claim shall have been approved prior to, or will be approved contemporaneous with, the approval of any such claim by any Second Lien Secured Party) and (ii) the Indenture Exclusive Collateral Liens.

          SECTION 6.05. Certain Waivers by the Second Lien Secured Parties. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding, in each case, with respect to the Collateral.
          SECTION 6.06. Certain Voting Matters. Each of the First Lien Collateral Agent, on behalf of the First Lien Secured Parties, and the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, agrees that, without the consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding.
ARTICLE VII
Other Agreements
          SECTION 7.01. Matters Relating to Loan Documents. (a) Subject to Section 2.03, the First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the Credit Agreement may be Refinanced or replaced, in each case, without the consent of any Second Lien Secured Party; provided, however, that without the consent of the Second Lien Required Lenders, no such amendment, restatement, supplement, modification, Refinancing or replacement shall contravene any provision of this Agreement or provide that the aggregate principal amount of Indebtedness that may be incurred thereunder may exceed the Maximum Priority Debt Amount; provided further that the holders of the Indebtedness resulting from such Refinancing or replacement (or a duly authorized agent on their behalf) agree in writing to be bound by the terms of this Agreement.
          (b) Without the prior written consent of the First Lien Required Lenders, no Second Lien Loan Document may be amended, restated, supplemented or otherwise modified, or entered into, to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Lien Loan Document, would contravene the provisions of this Agreement. As an intercreditor agreement only and without prejudice to any rights of the First Lien Lenders under the Credit Agreement, Indebtedness under the Second Lien Loan Documents may be Refinanced if a duly authorized agent, on their behalf, agrees in writing to be bound by the terms of this Agreement.
          (c) Each of Company and the Second Lien Collateral Agent agrees that the Indenture and each Second Lien Collateral Document shall contain the applicable provisions set forth on Annex II hereto, or similar provisions approved by the First Lien Collateral Agent.
          SECTION 7.02. Effect of Refinancing of Indebtedness under First Lien Loan Documents. If, within 90 days of the Discharge of First Lien Obligations, the Borrowers Refinance Indebtedness outstanding under the First Lien Loan Documents and provided that (a)

such Refinancing is permitted hereby and (b) the Company gives to the Second Lien Collateral Agent, at least ten Business Days prior to such Refinancing, written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 7.02 to such Refinancing Indebtedness, then (i) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such Indebtedness (the “New First Lien Obligations”) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the “New First Lien Loan Documents”) shall automatically be treated as the Credit Agreement and the First Lien Loan Documents and, in the case of New First Lien Loan Documents that are security documents, as the First Lien Collateral Documents for all purposes of this Agreement, (iv) the collateral agent under the New First Lien Loan Documents (the “New First Lien Collateral Agent”) shall be deemed to be the First Lien Collateral Agent for all purposes of this Agreement and (v) the lenders under the New First Lien Loan Documents shall be deemed to be the First Lien Lenders. Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Lien Collateral Agent, the Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New First Lien Collateral Agent may reasonably request in order to provide to the New First Lien Collateral Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Company shall cause the agreement, document or instrument pursuant to which the New First Lien Collateral Agent is appointed to provide that the New First Lien Collateral Agent agrees to be bound by the terms of this Agreement.
          SECTION 7.03. No Waiver by First Lien Secured Parties. Other than with respect to the Second Lien Permitted Actions, nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Collateral Agent or any other Second Lien Secured Party, including any request by the Second Lien Collateral Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise, in each case, in respect of any Second Lien Collateral.
          SECTION 7.04. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations or Indenture Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations or Indenture Obligations, as the case may be, shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.
          SECTION 7.05. Further Assurances. Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.
ARTICLE VIII
Representations and Warranties
          SECTION 8.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:
          (a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.
          (b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
          (c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.
          SECTION 8.02. Representations and Warranties of Each Collateral Agent. Each Collateral Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the Credit Agreement and the holders of the Notes under the Indenture, as applicable, to enter into this Agreement.
ARTICLE IX
No Reliance; No Liability; Obligations Absolute
          SECTION 9.01. No Reliance; Information. Each Collateral Agent, for itself and on behalf of the respective other Secured Parties, acknowledges that (a) the respective Secured Parties have, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Loan Documents to which they are party and (b) the respective Secured Parties will, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Loan Document to which they are party. The First Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any First Lien Secured Party, respectively, any information relating to the Company or any of the Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Obligations, that is known or becomes known to any of them or any of their affiliates. In the event any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any First Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.
          SECTION 9.02. No Warranties or Liability. (a) The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Lien Collateral Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.
          (b) The Second Lien Collateral Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Collateral Agent or any other First Lien Secured Party, and the First Lien Collateral Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.
          (c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no First Lien Secured Party shall have any liability to the Second Lien Collateral Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Collateral Agent or the other First Lien Secured Parties may take or permit or omit to take.

          SECTION 9.03. Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Collateral Agent and the other First Lien Secured Parties and the Second Lien Collateral Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any Loan Document;
          (b) any change in the time, place or manner of payment of, or in any other term of (including, subject to the limitations set forth in Section 7.01(a), the Refinancing of), all or any portion of the First Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;
          (c) any change in the time, place or manner of payment of, or, subject to the limitations set forth in Section 7.01(a), in any other term of, all or any portion of the First Lien Obligations;
          (d) subject to the limitations set forth in Section 7.01(a), any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;
          (e) the securing of any First Lien Obligations or Indenture Obligations with any additional collateral or Guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any Guarantee securing any First Lien Obligations or Indenture Obligations; or
          (f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Borrower, Grantor or any other loan party in respect of the First Lien Obligations or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.
ARTICLE X
Miscellaneous
          SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or by nationally recognized overnight courier service, mailed by certified or registered mail or sent by fax to each party hereto at its address set forth below its signature hereto.
          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or by nationally recognized overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest un-revoked direction from such party given in accordance with this Section 10.01. As agreed to among the Company and any Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.
          SECTION 10.02. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control.
          SECTION 10.03. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.
          SECTION 10.04. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 10.05. Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Collateral Agent and the Second Lien Collateral Agent; provided that no such agreement shall amend, modify or otherwise affect the rights or obligations of any Grantor without such Person’s prior written consent.
          SECTION 10.06. Subrogation. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred; provided, however, that, as between the Company and the other

Grantors, on the one hand, and the Second Lien Secured Parties, on the other hand, any such payment that is paid over to the First Lien Collateral Agent pursuant to this Agreement shall be deemed not to reduce any of the Indenture Obligations. Following the Discharge of First Lien Obligations, each First Lien Party agrees to execute such documents, agreements, and instruments as any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the First Lien Obligations resulting from payments or distributions to such First Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such First Lien Secured Party are paid by such Person upon request for payment thereof.
          SECTION 10.07. Applicable Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan of the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.
          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 10.08. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)

ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 10.09. Parties in Interest. This provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.
          SECTION 10.10. Specific Performance. Each Collateral Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.
          SECTION 10.11. Headings. Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 10.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
          SECTION 10.13. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. None of the Company, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations, except as expressly provided in this Agreement, hereunder and none of the Company, any other Grantor or any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Obligations and the Indenture Obligations as and when the same shall become due and payable in accordance with their terms.
[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE CIT GROUP/BUSINESS CREDIT, INC., as First Lien Collateral Agent

By:

Name: Title:

Address for notices:

Facsimile Number:

U. S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent

By:

Name: Title:

Address for notices: U. S. Bank National Association 10 West Market Street, Suite 1150 Indianapolis, Indiana 46202 Attention: Corporate Trust Services Facsimile No.: 317-636-1951

Acknowledged as of the date first above written:
STERLING CHEMICALS, INC.

By: Name:
Title:

STERLING CHEMICALS ENERGY, INC.

By:
Name:
Title:
Address for Notices:
c/o Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4109
Attention: General Counsel
Facsimile No.: 713-654-9557

ANNEX I
FIRST LIEN COLLATERAL
     All right, title and interest of STERLING CHEMICALS, INC., a Delaware corporation, and STERLING CHEMICALS ENERGY, INC., a Delaware corporation (each, individually, a “Borrower” and, collectively, the “Borrowers’’), and each other Grantor (such capitalized term and all other capitalized terms that are used and not defined in either this ANNEX I or the Intercreditor Agreement shall have the meanings ascribed to such terms in that certain Security Agreement dated as of (and as in effect on) the date hereof (as referred to in this ANNEX I, the “Security Agreement”) made by the Borrowers in favor of [NAME OF SECURED PARTY]), in and to the following, whether now owned or hereafter existing or acquired by such Grantor (all of the following are collectively referred to as the “[First] [Second] Lien Collateral” in this Exhibit A):
     (a) all Accounts and all books, other Records and Proceeds with respect thereto;
     (b) all Chattel Paper (including without limitation all Tangible Chattel Paper and Electronic Chattel Paper) and all books, other Records and Proceeds with respect thereto;
     (c) any Commercial Tort Claims;
     (d) all Deposit Accounts, including without limitation each Controlled Deposit Account (including all deposits and investments therein and all earnings thereon), and all books, other Records and Proceeds with respect thereto;
     (e) all Documents and all books, other Records and Proceeds with respect thereto;
     (f) all General Intangibles (other than Excluded Contracts) and all books, other Records and Proceeds with respect thereto;
     (g) all Inventory and all books, other Records and Proceeds with respect thereto;
     (h) all other Goods (including without limitation all Equipment but excluding the Excluded Equipment) and all books, other Records and Proceeds with respect thereto;
     (i) all Instruments and all books, other Records and Proceeds with respect thereto;
     (j) all Intellectual Property Collateral and all books, other Records and Proceeds with respect thereto;

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     (k) all Investment Property [(other than (x) the Escrow Account (as defined in the Indenture as in effect on the date hereof)]1 and (y) any Proceeds with respect to the Escrow Account) and all books, other Records and Proceeds with respect thereto;
     (l) all Letter-of-Credit Rights and all books, other Records and Proceeds with respect thereto;
     (m) all Receivables not otherwise described above and all books, other Records and Proceeds with respect thereto; and
     (n) all Supporting Obligations and all books, other Records and Proceeds with respect thereto.
Notwithstanding the foregoing, [(i) the “First Lien Collateral” shall not include any Proceeds (other than Capital Securities of a Borrower or a Restricted Subsidiary of a Borrower (other than a Foreign Subsidiary)) arising from a Disposition, casualty or condemnation of Second Lien Collateral, or (ii)]2 the “[First] [Second] Lien Collateral” shall not include (A) any General Intangibles or other rights arising under any contract, instrument, license or other document as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction on such grant in favor of the Person(s) (other than such Grantor) obligated on such contract, instrument, license or other document, unless and until any required consents shall have been obtained or (B) any Capital Securities issued by any Unrestricted Subsidiary or any Foreign Subsidiary.

[1]	Only include in First Lien Collateral Document.

[2]	Only include in First Lien Collateral Document.

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ANNEX II
Provision for the Indenture
“The Trustee and by its acceptance of its Note(s), each Holder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens on the Second Lien Collateral as defined, and provided for, in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as agent for and representative of such Secured Party. The foregoing provisions are intended as an inducement to the lenders under the Credit Facility to extend credit to the Borrowers and such lenders are intended third-party beneficiaries of such provisions.”
Provision for the Second Lien Collateral Documents
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the ratable benefit of Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder with respect to the Second Lien Collateral, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement with respect to the Second Lien Collateral, the provisions of the Intercreditor Agreement shall control.”

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